UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 29, 2014

Prudential Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-55084	46-2935427
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 W. Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On August 29, 2014, Prudential Bancorp, Inc. (the “Company”) and the Company’s wholly owned subsidiary, Prudential Savings Bank (the “Bank”), entered into an Agreement (the “Agreement”) with Seidman and Associates L.L.C., Seidman Investment Partnership, L.P., Seidman Investment Partnership II, L.P., Seidman Investment Partnership III, L.P., LSBK06-08, Broad Park Investors, CBPS, L.L.C., 2514 Multi-Strategy Fund, L.P., Veteri Place Corporation, Sonia Seidman, an individual,  and Lawrence B. Seidman, an individual (collectively, “the Seidman Group”) and Mr. Dennis Pollack, an individual who was recommended by the Seidman Group for appointment to the Boards of Directors of the Company and the Bank. The Seidman Group owns approximately 5.9% of the outstanding shares of the Company’s common stock.

The Agreement provides that Mr. Pollack will be appointed by the Company to the class of directors whose term expires at the Annual Meeting of Shareholders to be held in February 2016. Mr. Pollack will also be appointed to the Board of Directors of the Bank for a similar term. Such appointment will not occur until the merger of TF Financial Corporation with National Penn Bancshares, Inc. is completed.

During the term of the Agreement, which is scheduled to continue through the date of the Company’s Annual Meeting of Shareholders in 2016, the Seidman Group and Mr. Pollack will not, among other things, solicit proxies in opposition to any recommendations or proposals of the Company’s Board of Directors, initiate or solicit shareholder proposals or seek to place any additional representatives on the Company’s Board of Directors other than Mr. Pollack (or any replacement director), oppose any proposal or director nomination submitted by the Board of Directors to the Company’s shareholders, vote for any nominee to the Company’s Board of Directors other than those nominated or supported by the Board of Directors, seek to exercise any control or influence over the management of the Company or the Boards of Directors of the Company or the Bank (although nothing in the Agreement will prevent Mr. Pollack, from expressing his views to other members of the Board at duly convened meetings of the Boards of Directors), propose or seek to effect a merger or sale of the Company or initiate litigation against the Company.

In addition, during the term of the Agreement, the Seidman Group has agreed to vote in favor (i) of a new omnibus stock incentive plan and (ii) of the Board of Directors’ nominees for election or re-election as directors of the Company.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item	9.01	Financial Statements and Exhibits
	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	Exhibits

The following exhibit is included with this Report:

Exhibit No.	Description
10.1
Agreement, dated August 29, 2014, by and among Prudential Bancorp, Inc., Prudential Savings Bank, Seidman and Associates L.L.C., Seidman Investment Partnership, L.P., Seidman Investment Partnership II, L.P., Seidman Investment Partnership III, L.P., LSBK06-08, Broad Park Investors, CBPS, L.L.C., 2514 Multi-Strategy Fund, L.P., Veteri Place Corporation, Sonia Seidman, an individual, Lawrence B. Seidman, an individual, and Dennis Pollack, an individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL BANCORP, INC.

	By:	/s/ Joseph R. Corrato
	Name:	Joseph R. Corrato
	Title:	Executive Vice President and Chief Financial Officer

Date: August 29, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1
Agreement, dated August 29, 2014, by and among Prudential Bancorp, Inc., Prudential Savings Bank, Seidman and Associates L.L.C., Seidman Investment Partnership, L.P., Seidman Investment Partnership II, L.P., Seidman Investment Partnership III, L.P., LSBK06-08, Broad Park Investors, CBPS, L.L.C., 2514 Multi-Strategy Fund, L.P., Veteri Place Corporation, Sonia Seidman, an individual, Lawrence B. Seidman, an individual, and Dennis Pollack, an individual.